Exhibit 99.4

INTERAMERICAN MEDICAL CENTER GROUP, LLC

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2021

INTERAMERICAN MEDICAL CENTER GROUP, LLC

AND SUBSIDIARIES

TABLE OF CONTENTS

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets	2
Condensed Consolidated Statements of Operations	3
Condensed Consolidated Statements of Changes in Member’s Equity	4
Condensed Consolidated Statements of Cash Flows	5
Notes to Condensed Consolidated Financial Statements	6-23
Management’s Discussion & Analysis

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
($ in thousands, except shares/units and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$14,000	$15,762
Capitation receivables, net	12,418	12,741
Other receivables	5,510	5,213
Prepaid expenses	1,019	1,377
TOTAL CURRENT ASSETS	32,947	35,093
RESERVE FUNDS HELD BY HEALTH PLANS	1,850	1,654
PROPERTY AND EQUIPMENT, NET	6,509	6,908
GOODWILL	85,476	85,476
INTANGIBLES, NET	17,626	18,033
SECURITY DEPOSITS	411	411
TOTAL ASSETS	$144,819	$147,575
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,198	$1,864
Accrued expenses	3,881	4,534
Current portion of due to sellers	65	465
Current portion of capital leases	243	393
Current portion of note payable	15	15
Amounts due to health plans, net	1,468	1,801
TOTAL CURRENT LIABILITIES	7,870	9,072
LONG-TERM DEBT, NET OF DEFERRED FINANCING COSTS	77,212	77,163
DEFERRED PAYROLL TAXES	1,101	1,101
CAPITAL LEASES, NET OF CURRENT PORTION	50	54
TOTAL LIABILITIES	86,233	87,390
COMMITMENTS AND CONTINGENCIES
MEMBER’S EQUITY
MEMBERSHIP UNITS (100 authorized, issued and outstanding as of March 31, 2021 and December 31, 2020)	—	—
CONTRIBUTED CAPITAL	160,740	160,740
RETAINED DEFICIT	(102,154)	(100,555)
TOTAL MEMBER’S EQUITY	58,586	60,185
TOTAL LIABILITIES AND MEMBER’S EQUITY	$144,819	$147,575

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
($ in thousands, except shares/units and per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
	(unaudited)	(unaudited)
REVENUES, NET
Revenue under global capitation	$56,475	$49,106
Other managed care revenue	3,063	3,346
Other revenues	47	46
TOTAL REVENUES, NET	59,585	52,498
MEDICAL SERVICE EXPENSES
External medical services under global capitation	42,631	37,624
Other medical expenses	1,952	1,953
Direct medical salaries, wages and benefits	5,063	5,390
TOTAL MEDICAL SERVICE EXPENSES	49,646	44,967
GROSS PROFIT	9,939	7,531
OPERATING EXPENSES
Salaries, wages, and benefits	4,268	3,025
General and administrative	4,258	3,710
Amortization of intangibles	407	407
Depreciation and amortization	659	866
TOTAL OPERATING EXPENSES	9,592	8,008
INCOME (LOSS) FROM OPERATIONS	347	(477)
OTHER INCOME (EXPENSE), NET
Interest expense	(1,950)	(2,486)
Other income	4	2
TOTAL OTHER EXPENSE, NET	(1,946)	(2,484)
NET LOSS	$(1,599)	$(2,961)
EARNINGS (LOSS) PER UNIT
Basic and Diluted	$(15,985)	$(29,609)
WEIGHTED AVERAGE NUMBER OF UNITS
Basic and Diluted	100	100

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Member’s Equity
For the three Months Ended March 31, 2021 and 2020
($ in thousands, except shares/units and per share data)
(Unaudited)

	Membership Units	Membership Units (Amount)	Capital Contributions	Retained Deficit	Total Member’s Equity
BALANCE – JANUARY 1, 2020	100	$—	$139,328	$(101,669)	$37,659
Net loss	—	—	—	(2,961)	(2,961)
BALANCE – MARCH 31, 2020	100	$—	$139,328	$(104,630)	$34,698
BALANCE – JANUARY 1, 2021	100	$—	$160,740	$(100,555)	$60,185
Net loss	—	—	—	(1,599)	(1,599)
BALANCE – MARCH 31, 2021	100	$—	$160,740	$(102,154)	$58,586

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
($ in thousands, except shares/units and per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,599)	$(2,961)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	659	866
Amortization of intangibles	407	407
In-kind interest added to long-term debt	—	2,220
Amortization of deferred financing fees	53	245
Changes in operating assets and liabilities:
Capitation receivables	323	(326)
Other receivables	(297)	(1,363)
Prepaid expenses	358	264
Reserve funds held by health plans	(196)	84
Accounts payable	332	300
Accrued expenses	(30)	628
Amounts due to health plans	(333)	(478)
NET CASH USED IN OPERATING ACTIVITIES	(323)	(114)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(260)	(506)
Acquisition exit fees	(623)	—
Payments to Sellers	(400)	—
NET CASH USED IN INVESTING ACTIVITIES	(1,283)	(506)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on capital leases	(153)	(140)
Repayments on notes payable	(3)	(3)
NET CASH USED IN FINANCING ACTIVITIES	(156)	(143)
NET DECREASE IN CASH	(1,762)	(763)
CASH – BEGINNING OF PERIOD	15,762	9,242
CASH – END OF PERIOD	$14,000	$8,479
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,897	$21

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

1.   NATURE OF BUSINESS AND ACQUISITIONS

Nature of Business

Interamerican Medical Center Group, LLC and Subsidiaries (the “Company”) own and operate medical and specialty clinics strategically located in Miami-Dade, Broward and Orange Counties in Florida. The Company’s clinic operations offer primary care, laboratory services, ultrasounds, electrocardiograms, x-rays, and dental care to members of Medicare, Medicaid and commercial health plans that contract with the Company. The Company also offers ancillary and specialty services capabilities including cardiology, optometry, women’s health, podiatry, pulmonology, urology, neurology, nutrition, mental health, case management, joint injections, acupuncture and gastroenterology services.

The Company provides managed healthcare services for its enrollees through capitation contracts with multiple health plans (the “Plans”) and also provides healthcare services to individuals on a fee for service basis.

Acquisitions

In December 2020, Deerfield Healthcare Technology Acquisitions Corp. (DFHT) announced it is acquiring IMC Medical Group Holdings for $250 million (the “Acquisition”). The closing occurred on June 8, 2021.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies until required by private company accounting standards.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such regulations. These financial statements have been prepared on a basis consistent with the accounting principles applied for the fiscal year ended December 31, 2020 filed with that certain Definitive Proxy Statement of DFHT filed with the U.S. Securities and Exchange Commission on May 14, 2021. The accompanying condensed consolidated financial statements are unaudited, however, in the opinion of management, all adjustments (consisting of all normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2021, including the impact of COVID-19, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

The condensed consolidated financial statements of the Company include the financial statements of all wholly owned subsidiaries and majority-owned or controlled companies.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

The Company evaluates its ownership, contractual and other interests in entities to determine if it has any variable interest in a variable interest entity (“variable interest entities” or “VIEs”). These evaluations are complex, involve judgment and the use of estimates and assumptions based on available historical information, among other factors. The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses control through means other than voting rights and determines which business entity is the primary beneficiary of the VIE. The Company consolidates VIEs when it is determined that the Company is the primary beneficiary of the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts and balances of Interamerican Medical Center Group, LLC (“IMC”) and its wholly-owned subsidiaries: IMC Transport Fleet, LLC (“Transport”), Physician Service Organization, LLC (“PSO”), Sunset Holdings, LLC (“SH”), Sunset Cardiology, LLC (“SC”) and Primary Provider, Inc. (“PPI”). Doctor’s Management Services Group, LLC (“DMS”) and Physician Care Management, LLC (“PCM”) were dissolved on August 13, 2019 and Total Diagnostics Solutions (“TDS”) was dissolved on May 31, 2020. The results of these operations are included in the condensed consolidated financial statements for the years then ended.

All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

Future events and their effects cannot be predicted with certainty; accordingly the preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The accounting estimates used in the preparation of these condensed consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes.

Significant estimates and assumptions are used for, but not limited to accounts receivable, revenues, medical claims expense and associated stop loss recoveries, valuation and recoverability of intangible assets and contingent liabilities. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on a regular basis and may employ outside experts to assist in the evaluation, as considered necessary. Actual results may differ from these estimates and assumptions used in preparation of its condensed consolidated financial statements and changes in these estimates may be material and are recorded when known.

Segment Reporting

The Company’s Chief Operating Decision Maker (“CODM”) is the Company’s Chief Executive Officer. The Company’s Clinical Services reportable segment has been identified based on how the Company’s CODM manages the business, makes resource allocation and operating decisions, and evaluates operating performance. For the three months ended March 31, 2021 and 2020, the results of the Company’s operations are presented as a single reportable segment for purposes of presenting financial information in accordance with the accounting guidance for segment reporting.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Business Combinations

The Company’s business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the Company recognizes the assets acquired and liabilities assumed at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of the net assets acquired, including other identifiable intangible assets, exceeds the purchase price, a bargain gain is recognized. The operating results of businesses the Company acquired are included in its consolidated statements of operations from the date of acquisition. Acquisition-related costs are expensed as incurred.

Cash

The Company’s cash consists of demand deposits in banks and cash on hand.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (“ASC 606”). The ASU and all subsequently clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from the contracts with customers. The Company adopted the new standard effective January 1, 2018, the first day of the Company’s fiscal year using the modified retrospective approach. The adoption did not result in any changes to beginning retained earnings as of January 1, 2018, and there were no open balances on contract assets or contract liabilities.

Under ASC 606, the Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identify the contract (s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The following table disaggregates revenue based on timing of satisfaction of performance obligations for the three months ended March 31:

	2021	2020
Performance obligations satisfied over time	$59,538	$52,452
Performance obligations satisfied at a point in time	47	46
Total revenues, net	$59,585	$52,498

Revenue from performance obligations satisfied over time consists of capitation, shared savings and HEDIS and other incentive program revenues. These services are earned over time, and payments are received from insurance carriers, for having providers standing-ready to provide health care services to their respective patient panel.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Revenue from performance obligations satisfied at a point in time consists of fee for service revenues and copayments. There is no fixed duration for such on demand medical services, and the service can be terminated by the patient or company at any time, therefore fee for service revenue is viewed as a standalone contract, and all specific services ordered on a given health visit are bundled into a single performance obligation for that contract. The Company recognizes fee for service revenues at the net realizable amount at the time the patient is seen by a provider, and the Company’s performance obligations to the patient are complete. The amounts billed are based on those services provided to patients.

Revenue Under Global Capitation

The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under global capitated risk-based arrangements and managed services only contracts. Revenues derived from global capitated risk-based arrangements in which the premium is typically at a fixed rate per individual service for a one-year period, and where the Company assumes the economic risk of funding its customers’ health care and related administrative costs and managed services only contracts are presented as revenue under global capitation in the accompanying consolidated statements of operations.

The Centers for Medicare and Medicaid Services (“CMS”) uses a risk adjustment model for its Medicare Advantage enrollees that apportions premiums paid to all Plans according to health severity and certain demographic factors. The CMS risk adjustment model pays more for members whose medical history indicates they have certain medical conditions. Under this risk adjustment methodology, CMS calculates the risk adjustment premium payment using diagnosis data from hospital inpatient, hospital outpatient and physician treatment settings. The Company and health care providers collect, capture and submit the necessary and available diagnosis data to the Plans with which the Company contracts. Plans must submit applicable data to CMS within prescribed deadlines. The Company’s risk-based Medicare contracts contain retrospective adjustment provisions that adjust the Company’s revenue under global capitation for applicable percentages of the risk adjustment amounts. Such amounts are recorded as revenue when the data to reasonably estimate them have been obtained by the Company. Risk adjustment data is subject to regulatory audits via the Plans.

Payments under both the Company’s global risk contracts (for both Medicare Advantage and Medicaid) are subject to revision based upon premium adjustments, historical patient enrollment data and final settlements. Such revision and final payments are settled over a period ranging from 18 to 24 months after the contractual period. The Company adjusts its revenue for retroactive enrollee additions, terminations and other changes when identified. As such, the retroactive adjustments and final payments discussed are a form of variable consideration estimated at contract inception and updated throughout the measurement period, to the extent that risk of reversal does not exist and the consideration is not constrained.

Other Managed Care Revenue

The Company provides coordination and facilitation of medical services; transaction processing; customer, consumer and care professional services; and access to contracted networks of physicians, hospitals and other health care professionals under professional risk-based capitation contracts. Revenues derived from these contracts in which the premium is a fixed per member per month rate are presented as other managed care revenue. Incentive payments for Healthcare Effectiveness Data and Information Set (“HEDIS”) and any services paid on a fee-for-service basis by a Plan is also included in other managed care revenue.

Other Revenues

The Company provides certain ancillary services, such as radiology, to individuals under fee-based arrangements, not paid by Plans. Revenue derived from fee-based customer arrangements are recorded net of associated contractual discounts with applicable third-party payors and estimated uncollectible amounts and are presented as other revenue in the accompanying consolidated statements of operations. There were no bad debts during the three months ended March 31, 2021 and 2020.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

External Medical Services Under Global Capitation

For patients enrolled under risk-based managed care contracts, the cost of specialty services is paid on either a fee-for-service, per diem or capitation basis. Expenses for external medical services are recognized in the period in which enrollees of the Plans receive services and includes the actual claims paid and estimates of medical claims payable. Medical services payable are included within capitation receivables and amounts due to and from health plans on the consolidated balance sheets, as the payables and receivables are settled net pursuant to contractual terms, and represent the liability for medical services reported but not paid and medical services incurred but not reported, collectively, incurred but not paid (“IBNP”). The Company estimates the liability for IBNP medical services based upon historical data including the period between the date services are rendered and the date claims are received and paid, contract provisions and other relevant factors. The estimate for IBNP medical services is made and adjusted in future periods as required. The Company applies its estimates of medical services payable first against the respective surplus amounts retained by the respective Plans and, if medical services expense exceeds surplus amounts, the liability is recorded in amounts due to health plans in the accompanying consolidated balance sheets. Estimates of medical services payable are necessarily based on estimates and, while management believes that the Company’s reserves of medical services payable are adequate, the ultimate liability may differ from the amounts estimated, and those differences may be material.

When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, the Company recognizes losses on its prepaid health care services with the Plans.

Capitation Receivables, Net and Other Receivables, Net

The Company’s capitation receivables are derived primarily from its risk-based arrangements with the Plans and also include surplus amounts earned under the contracts with the Plans. These amounts are set by contract and the Company does not believe there to be a material risk of being unable to collect these amounts due to its historical collection experience and financial strength of its counterparties. The Company evaluates the creditworthiness of these Plans through periodic review of consolidated financial statements. These Plans are among the nation’s largest publicly traded health and supplemental benefits companies.

Fee-for-service receivables are estimated based on a review of all outstanding amounts on a monthly basis. Such amounts are included in other receivables, net in the accompanying consolidated balance sheets. As of March 31, 2021 and December 31, 2020, the Company did not have an allowance for doubtful accounts on its receivables balances.

Stop Loss Insurance

The Company has acquired insurance on catastrophic costs to limit the exposure on patient losses. Premiums and policy recoveries are reported in external medical services under global capitation in the accompanying consolidated statements of operations.

The nature of the Company’s stop loss coverage is to limit the benefits paid for one patient. The Company’s stop loss limits are defined within each health plan contract and range from $30 to $200 per patient per year. Premium expense incurred was approximately $1,959 and $506 for the three months ended March 31, 2021 and 2020, respectively. Physicians under capitation arrangements typically have stop loss coverage so that a Physicians financial risk for any single member is limited to a maximum amount on an annual basis. The Company monitors the financial performance and solvency of its stop loss providers. However, the Company remains financially responsible for health care services to its members in the event the Plans are unable to fulfill their obligations under stop loss contractual terms.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Recoveries recognized in the consolidated statements of operations were approximately $3,628 and $850 for the three months ended March 31, 2021 and 2020, respectively. Estimated recoveries under stop loss policies are reported within the capitation receivable or amounts due health plans as the counterparty responsible for the payment of the claims and the stop loss is the respective health plan.

Reserve Funds Held by Health Plans

Funds withheld in accordance with contractual terms by the Plans represents funds withheld with certain Plans with which the Company does business.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the life of the assets, ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of the estimated useful life or term of the lease.

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in accompanying consolidated statements of operations.

Goodwill

The Company records acquired assets and assumed liabilities at their respective fair values under the acquisition method of accounting. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Intangible assets with finite lives, principally trademarks, are recognized apart from goodwill at the time of acquisition based on the contractual, legal and separability criteria established in the accounting guidance.

The Company tests goodwill for impairment annually or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale, disposition of a significant portion of the business or other factors.

ASC 350, Intangibles  —  Goodwill and Other (“ASC 350”) allows entities to first use a qualitative approach to test goodwill for impairment. ASC 350 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value.

In testing for goodwill impairment, the Company first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if the Company concludes otherwise, the Company performs the first of a two-step impairment test. Based on our assessment of qualitative factors on December 31, 2020, the Company concluded it was more likely than not that the Company’s recorded goodwill balance of $85.5 million was not impaired and did not perform the quantitative test. No goodwill impairment was recorded during the three months ended March 31, 2021 and 2020. See “Note 3 — Goodwill and Intangible Assets, Net.”

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Intangible Assets, Net

Intangible assets, net, consist of trademarks. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Intangible assets with finite lives are amortized over periods of fifteen years.

Impairment of Long-lived Assets (Except Goodwill)

Long-lived assets, such as equipment, improvements, and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the use and eventual disposition of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred were approximately $82 and $29 for the three months ended March 31, 2021 and 2020, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.

Earnings per Unit (“EPU”)

Basic earnings (loss) per unit, or EPU, is computed by dividing net income (loss) available to unit holders by the weighted average units outstanding during the period.

Income Taxes

The Company is a single member limited liability company (“LLC”) and is a disregarded entity for federal income tax purposes. On June 4, 2021, the Company's parent (IMC Holdings, LP) was converted from an LLC to a Limited Partnership. The Company’s parent has elected to be taxed as a corporation. The Company recognizes its allocable share of income taxes in these condensed consolidated financial statements.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and general and administrative expense, respectively. For the three months ended March 31, 2021 and 2020, the Company did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties. The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns with its Parent. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2017. The Company allocates income tax to the parent company utilizing the separate return method.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Recent Accounting Pronouncements

Lease Accounting

In February 2016, the FASB issued an accounting standards update (“ASU 2016-02”) which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability for many operating leases now currently off-balance sheet under current U.S. GAAP. Also, the FASB has issued amendments to ASU 2016-02 with practical expedients related to land easements, lessor accounting, and transition matters. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements but expects upon adoption that the update will have a material effect on the Company’s financial condition due to the recognition of a right-of-use asset and related lease liability. The Company does not anticipate the update having a material effect on the Company’s consolidated results of operations or cash flows, though such an effect is possible.

ASU 2016-02 originally required transition to the new lease guidance using a modified retrospective approach which would reflect the application of ASU 2016-02 as of the beginning of the earliest comparative period presented. A subsequent amendment to ASU 2016-02 provides an optional transition method that allows entities to initially apply the new lease guidance with a cumulative-effect adjustment to the opening balance of equity in the period of adoption. If this optional transition method is elected, after the adoption of the new lease guidance, the Company’s presentation of comparative periods in the condensed consolidated financial statements will continue to be in accordance with current lease accounting.

In June 2020, the FASB issued ASU 2020-05, Effective Dates for Certain Entities. The amendments in this update defer the effective date for one year for small reporting companies that have not yet issued financial statements reflecting the adoption of ASU 2016-02. Therefore, ASU 2016-02 is effective, for the Company, for fiscal years beginning after December 15, 2021. Early application is permitted. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.

Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring earlier recognition of credit losses on certain financial assets. The standard replaces the current incurred loss impairment model that recognizes losses when a probable threshold is met with a requirement to recognize lifetime expected credit losses immediately when a financial asset is originated or purchased. The standard has been further refined through subsequent releases by the FASB, including the extension of the effective date. As amended by ASU No. 2019-10, the standard is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those annual periods, with early adoption permitted. The Company expects to adopt the ASU on the effective date. The adoption of this guidance is not expected to have a material effect on the Company’s condensed consolidated financial statements.

Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued an accounting standards update designed to reduce the complexity in accounting for income taxes by removing certain exceptions and changing or clarifying certain recognition and other requirements. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods therein. The update is effective for all other entities consolidated financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early application permitted. The Company has not elected early adoption and is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Libor Rate Change Disclosure

In March 2020, the FASB issued guidance to provide temporary optional expedients and exceptions through December 31, 2022 to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (SOFR). The amendments are effective for all entities from the beginning of an interim period that includes the issuance date of the ASU. An entity may elect to apply the amendments prospectively through December 31, 2022. The Company is currently evaluating the effect the update will have on its condensed consolidated financial statements and related disclosures.

Risk and Uncertainties

The majority of the Company’s revenue is from capitation contracts with multiple Plans. These Plans are subject to substantial government regulation and are exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, or other changes in the governmental programs. These risks at the plan level could have a material adverse effect on the Company’s operating results, financial position and cash flows.

If the capitation payments received are insufficient to cover the cost of healthcare services delivered to members, and if the Company is unable to implement clinical initiatives to provide a better healthcare experience for the members, lower costs and appropriately document the risk profile of its members, or if the estimates of benefits expense are inadequate, the Company’s profitability could be materially adversely affected.

COVID-19

On March 27, 2020, the United States President signed into law the Coronavirus Aid, Relief and Economic Securities Act (“CARES Act”) which provides economic assistance to a wide array of industries, including healthcare. Thus far, the Company has taken the following actions related to this legislation:

The spread of COVID-19 underscores certain risks the Company faces, such as the risk that the capitation payments may prove to be insufficient to cover the cost of healthcare services delivered to the members, pharmaceutical costs, and expanded benefit coverage; the potential impact on the Company’s ability to operate effectively, including as a result of complete or partial closure of facilities, labor shortages, disruptions in public and private infrastructure and supply chains; increased cybersecurity and information security risk as a result of the transition of a significant subset of employee populations to a remote work environment; and the severe impact on global economic activity, as well as the significant volatility and negative pressure in the financial markets. Management has taken action to minimize the potential financial impact of COVID-19 and continues to monitor the impacts daily and adjusting as necessary, however the ultimate outcome of these existential issues remain absolutely unpredictable.

While the ultimate impact of the COVID-19 pandemic remains uncertain, the Company has estimated no material adverse impact to its financial condition for the three months ended March 31, 2021. The Company estimates the impact of the COVID-19 pandemic in the three months ended March 31, 2021 was an approximately $750 increase to 2021 revenue, which was primarily driven by the CARES Act temporary suspension of the 2% Medicare Sequestration, which was extended to December 31, 2021. The Medicare Sequestration suspension increased premiums to Medicare Advantage Health Plans and subsequently the Company’s revenue for at-risk contracts.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

The COVID-19 pandemic has led to an increase in the Company’s medical expense of an estimated $750 to $1,000 primarily due to higher COVID-related admissions. Overall, the trend evidenced throughout 2020 of higher cost and more acute COVID-19 admissions partially offset by lower hospital utilization and suppressed planned outpatient procedures continued in the first quarter 2021. The COVID-19 pandemic has also accelerated the usage of telemedicine, which the Company anticipates will have a long-term impact on reducing urgent care and emergency care usage in the future.

3.    GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill

Goodwill consisted of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Goodwill – opening balance	$85,476	$85,476
Additions to goodwill	—	—
	$85,476	$85,476

Intangible Assets

Intangible assets, net consisted of the following as of March 31, 2021:

	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405	$(6,779)	$17,626
		$24,405	$(6,779)	$17,626

Intangible assets, net consisted of the following as of December 31, 2020

	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademarks	15	$24,405	$(6,372)	$18,033
		$24,405	$(6,372)	$18,033

Amortization expense for intangibles was $407 and $407 for the three months ended March 31, 2021 and 2020.

The expected future amortization expense for intangible assets as of March 31, 2021 is as follows:

Remaining nine months of 2021	$1,220
2022	1,627
2023	1,627
2024	1,627
2025	1,627
Thereafter	9,898
Total	$17,626

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

4.    PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net and the related lives as of:

	Useful Life	March 31, 2021	December 31, 2020
Furniture, fixtures and office equipment	5 years	$3,022	$2,966
Leasehold improvements	Lesser of lease term or 15 years	4,675	4,593
Medical equipment	15 years	515	497
Vehicles	5 years	2,409	2,409
Software	3 years	5,560	5,456
		16,181	15,921
Less: Accumulated Depreciation		(9,672)	(9,013)
		$6,509	$6,908

Depreciation and amortization expense, excluding amortization for intangibles, was approximately $659 and $866 for the three months ended March 31, 2021 and 2020, respectively. Accumulated depreciation as of March 31, 2021 and December 31, 2020, for vehicles acquired under capital leases was approximately $1,109 and $1,013, respectively.

5.    COMMITMENTS AND CONTINGENCIES

Acquisitions

The Company entered into a Securities Purchase Agreement with Jose Orcasita-Ng, M.D. on December 15, 2020. The Company agreed to pay $2,000 less indebtedness, transaction expenses, and a holdback amount at closing. This deal closed on May 26th, 2021.

The Company entered into a Securities Purchase Agreement with Jesus Montesano, M.D. on January 19, 2021. The Company agreed to pay $1,600 less indebtedness, transaction expenses, and a holdback amount at closing. This deal closed on May 26th, 2021.

The Company entered into an Asset Purchase Agreement with Lyle Gumer, D.O. on February 18, 2021. The Company agreed to pay $375 less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in the second quarter 2021.

The Company entered into a Securities Purchase Agreement with a physicians practice on March 8, 2021. The Company agreed to pay $55,000 less indebtedness, transaction expenses, and a holdback amount at closing. This deal is expected to close in the second quarter 2021.

Risk Management

The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions; injuries to employees; and natural disasters. These risks are generally covered by commercial insurance purchased from independent third parties.

Malpractice Professional Liability Insurance

The Company may be a party to claims filed against it in the normal course of business, principally related to malpractice assertions. The Company has professional liability insurance coverage on a claims-made basis. Current per claim coverage is limited to $250 and aggregate annual claims of $1,500. Should this claims-made policy not be renewed or replaced with equivalent insurance, claims based on incidents occurring during the term of the claims-made policy but reported in subsequent periods would be uninsured. The Company has determined that no accrual is necessary for incurred but not reported (“IBNR”) claims as of the three months ended March 31, 2021 and year ended December 31, 2020. The Company has secured coverage through March 31, 2022, and intends to renew coverage beyond this date.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Healthcare and Government Regulations

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Future changes in Medicare or Medicaid programs and reductions in funding levels could have a material adverse effect on the Company.

Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs, together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. After consultation with legal counsel, management believes that the Company is in compliance with the fraud and abuse regulations, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.

Legal and Other Risks

The Company may be subject to claims and legal proceedings covering various matters that arise in the normal course of its business activities. The Company vigorously defends any asserted claims. The Company believes that any liability that may ultimately result from the resolution of such matters will not have a material adverse effect on the condensed consolidated financial position or results of operations of the Company.

The Company’s business operations are located in a geographical area that is affected by hurricanes. Occurrences of hurricanes can impact Company equipment and improvements, personnel and utilization patterns of the patient populations served. The Company mitigates this risk through adequate insurance coverage of its assets.

Concentration Risks

Financial instruments that potentially subject the Company to concentration of credit risks consist of cash, cash reserves held by health plans and receivables. At times, cash may include deposits at various financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.

The Company was formed to offer a comprehensive solution to Plans which offer risk contracts in South Florida. The Company has receivables due from these Plans, substantially all of whom are national business establishments, based on established industry credit terms and policies. At March 31, 2021 and December 31, 2020, the Company had approximately $12,418 and $12,741, respectively, of capitation receivables due from these Plans. Exposure of loss on accounts receivable is principally dependent on each Plan’s financial condition. The Company does not believe it is exposed to significant credit risk in its capitation receivables.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

A breakout of capitation receivables as of March 31, 2021 and December 31, 2020 and revenues for the three months ended March 31, 2021 and 2020, are as follows:

	March 31, 2021	December 31, 2020
Plan	Capitated Plan Receivable	Capitated Plan Receivable
A	6%	6%
B	23%	23%
C	13%	13%
D	10%	10%
E	0%	0%
F	36%	36%
All other	12%	12%
	100%	100%

	March 31,
	2021	2020
Plan	Revenue	Revenue
A	28%	6%
B	16%	23%
C	10%	13%
D	12%	10%
E	1%	0%
F	26%	36%
All other	7%	12%
	100%	100%

Transaction Bonus Agreements

In March 2020, IMC Holdings, LLC, the Company’s parent, entered into Transaction Bonus Agreements with certain employees and non-employees of the Company, which provide for bonus payouts calculated based on the enterprise value of the Company upon a Sale of the Company (as defined). No bonus payouts are required under the Transaction Bonus Agreements until the completion of a Sale of the Company.

As discussed in Note 1, in December 2020 the Company entered into a definitive agreement to merge with DFHT, a Special Purpose Acquisition Company, and CareMax Medical Group, LLC, a technology-enabled care platform. The merger, which constitutes a Sale of the Company, was voted on by shareholders in a special meeting on June 4th, 2021 and was approved, with the consummation of the transaction occurring on June 8, 2021. The Transaction Bonus agreements were replaced in their entirety by the issuance of Class D Profit Interest Units (see Subsequent Events footnote for further discussion). Therefore, no accrual has been made in the accompanying condensed consolidated financial statements for the Transaction Bonus Agreements for year ended December 31, 2020 as amounts were contingent on the occurrence of future events which are outside of the control of the Company and are not considered probable until the completion of the merger.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

6.    RELATED PARTY TRANSACTIONS

Certain entities under common ownership or related through ownership of relatives of the member of the Company provide various services or facilities to the Company. As of the three months ended March 31, 2021 and year ended December 31, 2020, there were no amounts receivable or accounts payable with these related parties.

During the three months ended March 31, 2021 and 2020, the Company paid approximately $108 and $108, respectively, for consulting and management services, and $52 and $369, respectively, for rent expense, which are included in general and administrative expenses in the accompanying consolidated statements of operations.

7.    LONG-TERM DEBT

On February 1, 2017, the Company entered into an $81,000 term note (the “Term Note”) secured by substantially all the assets of the Company. The Company capitalized deferred financing costs of $1,060 at close of the financing. Interest payments were due quarterly with principal due at maturity on February 1, 2022. In 2018, the Company entered into six amendments that primarily adjusted the interest rate and payment methodology for the quarterly interest payments due, as well as the covenant requirements.

On July 30, 2019, the Company entered into a seventh amendment to the Term Note. Under the amendment, the lender waived all defaults, including those related to certain covenant violations and failure to make certain interest payments, which occurred under the agreement prior to the amendment date. The maturity date of the Term Note was extended to July 30, 2024 and certain minimum liquidity and EBITDA covenants were modified. The amended Term Note bears interest on the outstanding principal at a rate per annum equal to (i) three-month LIBOR plus 7.50% through the interest period ending December 31, 2020 and (ii) three-month LIBOR plus 8.25% for the interest period ended March 31, 2021. Interest may be paid in-kind on each interest payment date through December 31, 2020 by adding the paid in-kind interest to the principal amount of the Term Note.

At the Company’s option, interest may also be paid in-kind for the interest periods starting January 1, 2021 and through December 31, 2021. If the Company elects to pay interest in-kind, the term notes will bear additional interest on the outstanding principal at a rate per annum equal to 2.00%, which will accrue on a daily basis and will be added to the principal amount of the Term Note. Beginning January 1, 2022, in the event that certain conditions outlined in the agreement are in effect, the Company may continue to pay interest in-kind, in which case the interest rate will increase by an incremental rate defined in the agreement. The Company paid $1,897 and $21 in interest in the three months ended March 31, 2021 and 2020, respectively.

Based on the terms of the amended Term Note, the Company may make voluntary prepayments of a minimum principal amount of $5,000 and multiples of $1,000 in excess thereof, which will be applied to accrued interest, all costs, expenses, and other amounts due under the agreement, and thereafter to the payment of principal. The Company may also be required to make mandatory prepayments upon the occurrence of certain events. In addition, the Company has agreed to pay an arrangement fee equal to 1% of the amount of principal repaid or required to be repaid on the Term Note.

During the year ended December 31, 2019, the Company entered into a note payable to finance the purchase of property and equipment. This note payable as of March 31, 2021 bears interest at 12.58%, requiring monthly payments of approximately $1.4, and is due in September 2022, secured by certain property and equipment.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

For the note payable, $11 matures in the remaining nine months ended December 31, 2021, with $12 maturing in 2022. The note payable as of March 31, 2021 and December 31, 2020 was as follows:

	March 31, 2021	December 31, 2020
Note payable	$23	$26
Less current portion	(15)	(15)
Note payable, net of current portion	$8	$11

8.    LEASES

Operating Leases

The Company leases space for its medical centers and the corporate offices under leases expiring through 2026. Additionally, the Company rents certain facility space under month-to-month agreements. Rent expense aggregated to approximately $743 and $896 for the three months ended March 31, 2021 and 2020, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

Included in rent expense above are leases for certain facilities from related parties through common ownership under operating leases expiring through 2022. For the three months ended March 31, 2021 and 2020, total rent expense under related party leases was approximately $52 and $369, respectively, as discussed in Note 6.

The Company also leases office and medical equipment under operating leases expiring through 2021. Rent expense for these equipment leases amounted to approximately $57 and $57 for the three months ended March 31, 2021 and 2020, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

Total future minimum rental payments as of March 31, 2021 for the above noncancelable operating leases with initial terms in excess of one year are as follows:

Minimum Rental Payment
Remaining nine months of 2021	$1,938
2022	1,857
2023	829
2024	502
2025	241
Thereafter	72
$5,439

Capital Leases

The Company leases two vehicles under capital leases expiring in August 2021 and April 2025. The capital leases require monthly payments of approximately $52 and $2. The following is a schedule of the future minimum lease payments as of December 31, 2020 under capital leases:

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

Remaining nine months of 2021	$247
2022	19
2023	19
2024	19
2025	7
Total minimum lease payments	311
Less the amount representing interest	(18)
Present value of minimum lease payments	293
Less current maturities	(243)
Capital leases, net of current portion	$50

9. PROFIT INTEREST PLANS

In July 2018, IMC Holdings, LLC, the parent of the Company’s parent, adopted an executive unit plan and an equity incentive plan (the “Plans”). Under the Plans, profit interest units are granted to employees, executives and board members of the Company which entitle the participant to received distribution(s) of the Company’s profits after defined distribution thresholds are met. As of March 31, 2021, the total number of Class A profit interest units available to be issued under the executive unit plan were 4,519,913 and Class B profit interest units available under the equity incentive plan were 33,958,572. On March 11, 2020, the Company issued 76,807,747 Class C profit interest units, which substantially replaced most issued and outstanding Class B profit interest units. The fair value of the issued Class C profit interest units on March 11, 2020, was de minimis. Of the 76,807,747 authorized Class C Profit interest units, 63,898,882 are Class C-1 and 12,908,865 are Class C-2.

Profit interest units granted under the Plans are generally 20% vested within the first year and 80% ratably over the remaining four years, with exceptions. There is an option for accelerated vesting if the Company is sold. The Profit interest units do not expire. The Profit Interest Units are accounted for in the condensed consolidated financial statements of the Company. Forfeitures generally result from the failure to satisfy service or performance conditions. The Company elected to account for forfeitures as they occur; therefore, compensation cost previously recognized for an award that is forfeited because of a failure to satisfy a service condition is reversed in the period of the forfeiture.

The Company uses a Black-Scholes option valuation model to estimate the fair value of profit interests. During the three months ended March 31, 2021, there were no additional PIU grants, therefore no additional disclosure of fair value assumptions. The assumptions used to estimate the fair value of the Company’s profit interest grants for the year-ended December 31, 2020 are as follows:

	Class A Units	Class B-1 Units	Class B-2 Units	Class B-3 Units	Class C-1 PIUs	Class C-2 PIUs
Holding period	5	5	5	5	5	5
Risk-free rate	0.36%	0.36%	0.36%	0.36%	0.36%	0.36%
Volatility	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%
Dividend yield	0%	0%	0%	0%	0%	0%

The Company has estimated volatility based on the historical volatility used by similar companies over a period commensurate with the expected term of the award. The holding period represents an estimate of the time profit interests are expected to remain outstanding. The risk-free rates for the periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.

INTERAMERICAN MEDICAL CENTER GROUP, LLC
AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements
($ in thousands, except shares/units and per share data)

A summary of option activity under the Incentive Plans as of March 31, 2021 and December 31, 2020, and the changes for the periods then ended, is presented below:

	March 31, 2021	December 31, 2020
Beginning balance	78,076	28,321
Granted	—	76,808
Forfeited	—	(27,054)
Ending balance	78,076	78,075
Vested balance	35,588	33,834

There were 35,587,575 and 33,834,259 units vested and no compensation expense recorded related to profit interests granted for the three months ended March 31, 2021 and year ended December 31, 2020, respectively. There were no profit interest units granted in the three months ended March 31, 2021. There was no unrecognized compensation cost related to non-vested profit interest units granted totaling 44,241,000 units in the year-ended ended December 31, 2020.

10. INCOME TAXES

Income tax expense was $0 for the three months ended March 31 2021, compared to $0 for the comparable period in 2020. Our effective income tax rate was 0.0% for the three months ended March 31 2021, compared to 0.0% for the same period in 2020. The effective tax rates for the three months ended March 31, 2021 and 2020 differ from the statutory rate of 21% as a result of a full valuation allowance against the net deferred tax assets of the Company. The Company continues to carry a full valuation allowance on its net deferred tax assets as it believes is not more likely than not to be realized.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the Company for the three months ended March 31, 2021 and 2020, due to the following:

	March 31, 2021	March 31, 2020
Federal taxes at statutory rate	$(335,695)	$233,952
State income tax, net of federal tax benefit	(47,668)	49,051
Permanent differences	51,461	58,533
Change in valuation allowance	331,902	(341,536)
Total income taxes	$—	$—

11. SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the consolidated balance sheet date of March 31, 2021 through the date of June 14, 2021, which is the date the condensed consolidated financial statements were available to be issued. Based on this evaluation, the Company has determined that the below subsequent events require disclosure in the condensed consolidated financial statements:

On June 4, 2021, the Company's Parent, IMC Holdings LLC, converted from a Limited Liability Company to a Limited Partnership with the State of Delaware Division of Corporations.

INTERAMERICAN MEDICAL CENTER GROUP, LLC

AND SUBSIDIARIES

Notes to Condensed consolidated financial Statements

($ in thousands, except shares/units and per share data)

On May 14, 2021, Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) issued a press release announcing, among other things, receipt of notification from the U.S. Securities and Exchange Commission (“SEC”) that the SEC has completed its review of DFHT’s proxy statement relating to the proposed business combination (the “Business Combination”) with CareMax Medical Group, LLC (“CareMax”) and IMC Medical Group Holdings, LLC (“IMC”). On June 4th, a special meeting of the stockholders of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) was held to facilitate a vote to approve the business combinations agreement for the acquisition by DFHT of CareMax Medical Group, LLC and IMC Medical Group Holdings, LLC. The Business Combination Agreement provided for the sale and transfer of 100% of the equity interests in CareMax by members of the CareMax Group and IMC Holdings, LLC, a Delaware limited liability company (“IMC Parent”), in favor of DFHT, and as a result of which, upon consummation of the Business Combination, CareMax and IMC become wholly-owned subsidiaries of DFHT. The results of the vote were finalized and as of June 8, 2021, the business combination was consummated.

As of June 8, 2021, the Transaction Bonus Agreements dated March 11, 2020, between IMC Holdings LP and select executives of the Company were cancelled and extinguished in their entirety. The rights and obligations to provided to executives under the Transaction Bonus Agreements were replaced by the issuance of Class D Profit Interest Units in amounts that rendered the executive with substantially equivalent economic entitlements. All Class D Profit Interest Units issued vested simultaneously with the consummation of the Company sale on June 8, 2021.

The Business Combination was funded in part through debt financing provided by an $185 million senior secured credit facility. A portion of the proceeds of the debt financing was used to repay all outstanding borrowings as of June 8, 2021 under the Loan Agreement. The debt financing results in $122 million of senior secured debt of the combined company.